As filed with the Securities and Exchange Commission on November 21, 2005
                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   ------------------------------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                   ------------------------------------------


                          LINEAR TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                                94-2778785
   (State or other jurisdiction           (I.R.S. Employer Identification No.)
 of incorporation or organization)

                             1630 McCarthy Boulevard
                           Milpitas, California 95035
                    (Address of Principal Executive Offices)

                           2005 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                  Paul Coghlan
                             Chief Financial Officer
                          Linear Technology Corporation
                             1630 McCarthy Boulevard
                           Milpitas, California 95035
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (408) 432-1900

                                   Copies to:

                            Herbert P. Fockler, Esq.
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

                                              CALCULATION OF REGISTRATION FEE

============================================ ======================== ===================== ==================== ==================
                                                                            Proposed             Proposed
                                                                            Maximum               Maximum
                                                     Amount                 Offering             Aggregate           Amount of
          Title of Securities to                      to be                  Price               Offering          Registration
               be Registered                     Registered (1)          Per Share (2)           Price (2)            Fee (2)
-------------------------------------------- ------------------------ --------------------- -------------------- ------------------
Common Stock, $0.001 par value                  6,259,572 shares             $33.81          $211,636,129,.32       $24,909.58
-------------------------------------------- ------------------------ --------------------- -------------------- ------------------

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Linear Technology Corporation 2005 Equity Incentive Plan
     described herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(c) and
     (h) under the Securities Act, on the basis of $33.81 per share, the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on November 16, 2005.

                          LINEAR TECHNOLOGY CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.    PLAN INFORMATION

     The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.    REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

     The  following   documents  and  information   previously  filed  with  the
Commission by (the Registrant) are hereby incorporated in this Registration Statement by reference:

     o The Registrant's Amendment No. 1 to its Annual Report on Form 10-K/A for the fiscal year ended July 3, 2005, filed with the Commission on September 9, 2005, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     o The Registrant's Annual Report on Form 10-K for the fiscal year ended July 3, 2005, filed with the Commission on September 2, 2005, pursuant to Section 13(a) of the Exchange Act;

     o The Registrant's Quarterly Report on Form 10-Q filed with the Commission on November 14, 2005, pursuant to Section 13 or 15(d) of the Exchange Act;

     o The Registrant's Current Reports on Form 8-K filed with the Commission on July 27, 2005, September 9, 2005, October 19, 2005 and October 24, 2005 pursuant to Section 13 or 15(d) of the Exchange Act; and

     o The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed pursuant to
          Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, (other than Current Reports on Form 8-K containing Regulation FD Disclosure furnished under Item 7.01 or Results of Operations and Financial Condition disclosure furnished under Item 2.02 and exhibits relating to such disclosures, unless otherwise specifically stated in such Current Report on Form 8-K) shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that any such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of any action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of an action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred.

     Section 102 of the DGCL allows a Delaware corporation to eliminate or limit the personal liability of a director to the corporation or to any of its stockholders for monetary damage for a breach of fiduciary duty as a director, except in the case where the director (i) breaches such person's duty of loyalty to the corporation or its stockholders, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock purchase or redemption in violation of
Section 174 of the DGCL or (iv) obtains an improper personal benefit. In accordance with the DGCL, Article IX of the Registrant's Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL as it may be amended, no director shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

     As permitted by the DGCL, the Registrant's bylaws provide that, under certain circumstances, directors and officers of the Registrant shall be indemnified against expenses including attorneys' fees, judgments, fines and settlements actually and reasonably incurred in connection with any proceeding by reason of their status as such.

     The Registrant also has indemnification agreements with its directors and executive officers, whereby the Registrant indemnifies these persons to the maximum extent authorized by Section 145 of the DGCL for certain events or occurrences while the executive officer or director is or was serving at the Registrant's request in such capacity. Under these indemnification agreements, the Registrant also agrees to indemnify its directors and executive officers against expenses including attorneys' fees, judgments, fines and settlements actually and reasonably incurred in connection with any proceeding (including an action by or in the right of the Registrant) by reason of their status as such.

     The Registrant maintains insurance covering its directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act of 1933, as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

   Exhibit No.                         Description
   -----------                         -----------

      4.1 Certificate of Incorporation of Linear Technology Corporation (which is incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K filed with the Commission on November 21, 2001).

      4.2 Amended Bylaws of Linear Technology Corporation (which is incorporated herein by reference to Exhibit 3.4 to the Registrant's Current Report on Form 8-K filed with the Commission on September 9, 2005).

      5.1 Opinion of counsel as to the legality of securities being registered.

      23.1         Consent of Independent Registered Public Accounting Firm.

      23.2         Consent of counsel (contained in Exhibit 5.1).

      99.1 Linear Technology Corporation 2005 Equity Incentive Plan, form of Stock Option Agreement, form of Restricted Stock Agreement, and form of Restricted Stock Unit Agreement (which is incorporated herein by reference to Exhibit 10.53 to the Registrant's Quarterly Report on Form 10-Q filed with the Commission on November 14, 2005).

ITEM 9.  UNDERTAKINGS


     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California on November 21, 2005.

                                LINEAR TECHNOLOGY CORPORATION


                                By:  /s/ Paul Coghlan
                                   ----------------------------------------
                                      Paul Coghlan
                                      Vice President of Finance
                                      and Chief Financial Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lothar Maier and Paul Coghlan, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of November 21, 2005:

       Signatures                                 Title
       ----------                                 -----


/s/ Lothar Maier                        Chief Executive Officer
---------------------------             (Principal Executive Officer)
Lothar Maier                            and Director


/s/ Paul Coghlan                        Vice President of Finance and
---------------------------             Chief Financial Officer
Paul Coghlan                            (Principal Financial Officer)


/s/ Robert H. Swanson, Jr.              Executive Chairman of the Board
---------------------------
Robert H. Swanson, Jr.


/s/ David S. lee                        Director
---------------------------
David S. Lee


/s/ Leo T. McCarthy                     Director
---------------------------
Leo T. McCarthy


/s/ Richard M. Moley                    Director
---------------------------
Richard M. Moley


/s/ Thomas S. Volpe                     Director
---------------------------
Thomas S. Volpe

                                  EXHIBIT INDEX


   Exhibit No.                         Description
   -----------                         -----------

      4.1 Certificate of Incorporation of Linear Technology Corporation (which is incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K filed with the Commission on November 21, 2001).

      4.2 Amended Bylaws of Linear Technology Corporation (which is incorporated herein by reference to Exhibit 3.4 to the Registrant's Current Report on Form 8-K filed with the Commission on September 9, 2005).

      5.1 Opinion of counsel as to the legality of securities being registered.

      23.1         Consent of Independent Registered Public Accounting Firm.

      23.2         Consent of counsel (contained in Exhibit 5.1).

      99.1 Linear Technology Corporation 2005 Equity Incentive Plan, form of Stock Option Agreement, form of Restricted Stock Agreement, and form of Restricted Stock Unit Agreement (which is incorporated herein by reference to Exhibit 10.53 to the Registrant's Quarterly Report on Form 10-Q filed with the Commission on November 14, 2005).